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                                                                    EXHIBIT 10.9



                           AIM MANAGEMENT GROUP INC.
                           MANAGEMENT INCENTIVE PLAN
                                   MARCH 1996

OBJECTIVES

AIM Management Group Inc.'s (the "Company") Management Incentive Plan (the "MIP") has four primary objectives:

         *       Provide incentive to increase AIM's profitability

         * Reward key employees for strong Company performance, emphasizing team work among and within departments

         * Recognize outstanding performance at the department and individual level

         * Provide incentive opportunities which could position cash compensation at or above competitive levels in reasonably good years and well above competitive levels in very good years

ELIGIBILITY

Individuals are selected to participate in the MIP based on recommendations by senior management which are approved by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The selection process is based on each individual's position within the organization and the incumbent's ability to impact AIM's performance.

AWARD OPPORTUNITIES

Determination of individual awards are based on a target award concept. At the beginning of each year, senior management recommends, and the Compensation Committee approves, target awards for each participant in the MIP.

Target awards are determined for each position based on competitive compensation practices for comparable positions at similar organizations. It is intended that target awards will be paid for achieving "target" performance, and that awards will be higher or lower than target depending on actual performance in the following categories:

         *       Overall AIM performance
         *       Department performance
         *       Individual performance

Actual awards for all participants will vary from target based on some combination of these three factors, although the amount of the target award which is dependent on each of these factors will differ depending on the participant's department:



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                    PERCENT OF TARGET AWARD BASED ON AIM AND
                       DEPARTMENT/INDIVIDUAL PERFORMANCE

                                                                  Dept. & Individual
             Department                AIM Performance                Performance
             ----------                ---------------                -----------
             Investments &                   25%                          75%
             Fund Services

             All other                       50%                          50%
             departments


Within the first quarter of the year, each participant will receive a letter informing him/her of his/her target award for that year. In addition, this letter will include a description of how the individual's actual award is determined, including the weightings of the performance categories (AIM, department and individual) and the performance goals that have been set for the participant in terms of department and/or individual performance.

DETERMINATION OF ACTUAL AWARDS

Overview

Individual awards are determined using a two-step process:

         * An MIP pool is determined based on AIM's cash flow for the current and prior years

         * The MIP pool is then allocated to participants by adjusting target awards up or down based on Corporate, department and individual performance

Determination of the MIP Pool

The MIP pool is calculated based on a percentage of AIM's weighted average adjusted cash flow for the current and prior year:

         * Adjusted cash flow equals cash flow minus a capital charge, where

                 - Cash flow = pre tax pre-bonus income before depreciation and amortization

                 - Capital charge = 8% of the quarterly average shareholder's equity

         *       The adjusted cash flow is weighted as follows:

                 -        Current year             2/3
                 -        Prior year               1/3





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         *       The MIP pool is calculated as follows:

                 25% of the weighted average adjusted cash flow less than $50 million, plus 20% of the weighted average adjusted cash flow greater than $50 million

The Compensation Committee retains the right to adjust the MIP pool up or down by 10% of the calculated amount, considering non-financial accomplishments, competitive conditions and other items.

The Executive Committee will communicate AIM's performance versus the cash flow goals on an ongoing basis during the year.

Allocation of the MIP Pool

Once the MIP pool is calculated, it is allocated to participants based on a combination of Corporate, department and individual performance. Individual target awards are adjusted based on these three factors as follows:

         *       Overall AIM performance

                 This component of the target award is adjusted up or down based on the percent by which the actual weighted average cash flow is above or below the target weighted average cash flow for the year. The minimum amount for this component of the award is $0 and there is no maximum limit.

         *       Department and individual performance

                 At the beginning of the year, a target pool will be set for each department equal to the sum of the target bonuses for the MIP participants in that department.

                 At the end of the year, the Executive Committee will determine the performance rating for each department based on criteria outlined at the beginning of the year. The aggregate target bonus allocation for each department will then be adjusted up to a maximum of 150% of target and down to $0 based on this performance rating.

                 Once the actual department pools have been determined, each participant's supervisor will determine the individual performance rating for each participant, based on the individual's performance against the goals established at the start of the year, and allocate the department pool accordingly.

Final awards to individuals will equal the sum of the award based on AIM performance and the award based on department and individual performance. An example of the method for calculating awards is included in Exhibit 1.





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If the aggregate amount of the individual awards exceed the amount of the MIP pool available for awards, the individual awards will be reduced pro rata or in such other manner as deemed appropriate by the Compensation Committee so as to eliminate such excess. If the aggregate amount of the individual awards is less than the amount of the MIP pool available for awards, the Compensation Committee may at its discretion increase the individual awards pro rata or in such other manner as it deems appropriate.

PAYMENT OF AWARDS

Awards are paid to participants as follows:

         * The greater of (1) 50% of actual awards or (2) $20,000 are payable immediately (i.e., within the first quarter of the following year or as soon as possible after awards are calculated and approved by the Compensation Committee)

         * The remainder of actual awards are payable at the beginning of the following year (i.e., January 1997 for awards earned in 1995)

Participants must be employed by the Company at the time awards are paid in order to be eligible to receive the award.

WITHHOLDING

The Company shall, to the extent required by law, have the right to deduct from payment of any kind otherwise due to the recipient the amount of any federal, state, or local taxes required by law to be withheld with respect to the amount earned from awards paid under the MIP.

MIP ADMINISTRATION

The MIP shall be administered by the Compensation Committee. The Compensation Committee retains final authority to interpret the various provisions of the MIP, and to amend the MIP to include any rules and regulations necessary to administer the MIP. All questions of interpretation, administration, and application of the MIP shall be determined by a majority of the Compensation Committee. Areas of authority include:

         *       Approval of participants
         *       Size of overall MIP pool
         *       Size of target awards

EFFECTIVE DATE AND TERM OF THE MIP

The MIP becomes effective for the 1996 fiscal year. The MIP shall remain in effect unless revoked by the Compensation Committee.





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                                                                      EXHIBIT 1


                                             ILLUSTRATIONS OF INDIVIDUAL AWARD DETERMINATION
------------------------------------------------------------------------------------------------------------------------------------

                     INVESTMENT EXECUTIVE                                                   STAFF DEPARTMENT EXECUTIVE
      ------------------------------------------------                                 -------------------------------------
                    Target Award = $75,000                                                    Target Award = $75,000

                 DEPT/IND PERFORMANCE                 AIM PERFORMANCE           DEPT/IND PERFORMANCE         AIM PERFORMANCE
                         (75%)                             (25%)                       (50%)                     (50%)
                 -------------------                  ----------------          --------------------         ---------------


       Investment               Individual
      Results (1)             Performance (1)
        (37.5%)                  (37.5%)

Performance    Payout       Level        Payout                                 Level            Payout
-----------    ------       -----        ------                                 -----            ------
Maximum        $42,188     Maximum       $42,188                               Maximum           $56,250

Target         $28,125     Target        $28,125      Target    $18,750        Target            $37,500      Target    $37,500

Threshold      $14,063    Threshold      $14,063                              Threshold          $18,750

Below          Discre-      Below        Discre-                                Below            Discre-
               tionary                   tionary                                                 tionary

                                                          Will vary up or down                                 Will vary up or down
                                                          directly based upon                                  directly based upon
                                                          AIM results                                          AIM results


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                                                     Interpolation used between points
------------------------------------------------------------------------------------------------------------------------------------
(1) Assumes that investment results and individual performance components are weighted equally






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